EXHIBIT 21.1

PRINCIPAL SUBSIDIARIES OF ALPS ELECTRIC CO., LTD.

Name	Jurisdiction of Incorporation or Formation
Electronic components
ALPS ELECTRIC (NORTH AMERICA), INC.	United States
ALPS ELECTRIC EUROPE GmbH	Germany
ALPS ELECTRIC CZECH, S.R.O.	Czech
ALPS ELECTRIC KOREA CO., LTD.	Korea
ALPS ELECTRIC (MALAYSIA) SDN. BHD.	Malaysia
ALPS ELECTRONICS HONG KONG LIMITED	Hong Kong
ALPS (CHINA) CO., LTD.	China
ALPS (SHANGHAI) INTERNATIONAL TRADING CO., LTD.	China
DALIAN ALPS ELECTRONICS CO., LTD.	China
NINGBO ALPS ELECTRONICS CO., LTD.	China
WUXI ALPS ELECTRONICS CO., LTD.	China
ALPS ELECTRONICS TAIWAN CO., LTD.	Taiwan

Automotive infotainment
ALPINE ELECTRONICS, INC.	Japan
ALPINE ELECTRONICS MARKETING, INC.	Japan
ALPINE ELECTRONICS OF AMERICA, INC.	United States
ALPINE ELECTRONICS (EUROPE) GmbH	Germany
ALPINE ELECTRONICS GmbH	Germany
ALPINE ELECTRONICS OF U.K., LTD.	United Kingdom
ALPINE ELECTRONICS MANUFACTURING OF EUROPE, LTD.	Hungary
ALPINE ELECTRONICS (CHINA) CO., LTD.	China
DALIAN ALPINE ELECTRONICS CO., LTD.	China
TAICANG ALPINE ELECTRONICS CO., LTD.	China
ALCOM ELECTRONCOS DE MEXICO, SA. DE C.V.	Mexico

Logistics
ALPS LOGISTICS CO., LTD.	Japan
RYUTSU SERVICE CO., LTD.	Japan
TIANJIN ALPS TEDA LOGISTICS CO., LTD.	China

Other
ALPS FINANCE SERVICE CORP.	Japan
ALPS BUSINESS CREATION CO., LTD.	Japan
ALPS SYSTEM INTEGRATION CO., LTD.	Japan